STANDARD SUBLEASE
                  American Industrial Real Estate Association
                                     [LOGO]

1. Parties. This Sublease, dated, for reference purposes only, August 10, 1998, is made by and between Verticom, Inc. ("Sublessor") and Arterial Vascular Engineering, Inc. ("Sublessee").

2. Premises. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property, including all improvements therein, and commonly known by the street address of 1201 Corporate Center Parkway, Santa Rosa located in the County of Sonoma, State of California and generally described as (describe briefly the nature of the property) approximately 35,490 s.f. of a 47,938 s.f. building including both hazardous material shed and tank farm known as building B in the complex A.P. #035-133-019 as shown on Exhibit A. Sublessor shall be allowed use and access to tank farm to store nitrogen generator, bulk CO(2) storage tank, air compressor shared by Sublessee and used and unused bottle gas and fluid storage bins.

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("Premises").

3. Term.

     3.1 Term. The term of this Sublease shall be for forty-eight (48) months commencing on November 1, 1998 and ending on October 31, 2002 unless sooner terminated pursuant to any provision hereof.

     3.21 [Paragraph omitted]

4. Rent.

4.1 Base Rent. Sublessee shall pay to Sublessor as base rent for the Premises equal monthly payments of $28,392.00 in advance, on the first day of each month of the term hereof. Sublessee shall pay Sublessor upon the execution hereof $28,392.00 (Twenty Eight Thousand Three Hundred Ninety Two) as base rent for November. See Addendum No. 1, Paragraph 7.

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Base Rent for any period during the term hereof which is for less than one month shall be a prorata  portion of the monthly  installment.

     4.2 Rent Defined. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent ("Rent"). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

5. Security Deposit. Sublessee has deposited with Sublessor $12,500 as security for Sublessee's faithful performance of Sublessee's obligations hereunder. The rights and obligations of Sublessor and Sublessee as to said Security Deposit shall be as set forth in Paragraph 5 of the Master Lease (as modified by Paragraph 7.3 of this Sublease).

6. Use.

     6.1 Agreed Use. The Premises shall be used and occupied only for research and development, manufacturing, general office and for no other purpose.

     6.2 Compliance. Sublessor warrants that the improvements on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances ("Applicable Requirements") in effect on the commencement date. Said warranty does not apply to the use to which Sublessee will put the Premises or to any alterations or utility installations made or to be made by Sublessee. NOTE: Sublessee is responsible for determining whether or not the zoning is appropriate for its intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, or in the event that the Applicable Requirements are hereafter changed, the rights and obligations of Sublessor and Sublessee shall be as provided in Paragraph 6.2 of the Master Lease (See Addendum #1 Paragraph 7.).

     6.3 Acceptance of Premises and Lessee. Sublessee acknowledges that:

         (a) it has been advised by Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Sublessee's intended use,

         (b) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and

         (c) neither Sublessor, Sublessor's agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease.

7. Master Lease

     7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the "Master Lease", a copy of which is attached hereto marked
Exhibit 1, wherein Santa Rosa Corporate Center Associates is the lessor, hereinafter the "Master Lessor".

     7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

     7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word is used it shall be deemed to mean the Sublessor herein all references to "this Lease" shall mean this Sublease, and all references to the "Premises" shall mean the subleased Premises, and wherever in the Master Lease the word "Tenant" is used it shall be deemed to mean the Sublessee herein.

     7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each, and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: Paragraph 3.1 (Paragraph 4.1 rentable payment amount only is deleted.*

     7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessee's Assumed Obligations". The obligations that Sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessor's Remaining Obligations".

     7.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

     7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless of and from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

     7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any party to the Master Lease. See Addendum #1 Paragraph 20.

8. Assignment of Sublease and Default.

     8.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor's interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof. Sublessor hereby authorizes and directs Sublessee to pay to Master Lessor the Rent due and to become due under the Sublease.

     8.2 [Paragraph Omitted}

     8.3 [Paragraph Omitted]

     8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

9. Consent of Master Lessor.

     9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within ten days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

     9.2 [Paragraph omitted]

     9.3 In the event that Master Lessor does give such consent then:

         (a) Such consent will not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

         (b) The acceptance of Rent by Master Lessor from Sublessee or anyone else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

         (c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

         (d) In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or anyone else liable under the Master Lease or this Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.

         (e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

         (f) In the event that Sublessor shall default in its obligations under the Master Lease, then Sublessee shall attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease. See Exhibit G.

     9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

     9.5 Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

     9.6 In the event that Sublessor defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

10. Brokers Fee.

     10.1 Upon execution hereof by all parties, Sublessor shall pay to Keegan & Coppin Company Inc., a licensed real estate broker, ("Broker"), a fee as set forth in a separate agreement between Sublessor and Broker, or in the event there is no separate agreement the sum of $_____ per listing agreement for brokerage services rendered by Broker to Sublessor in this transaction.

     10.2 [Paragraph omitted]

     10.3 [Paragraph omitted]

     10.4 Any fee due from Sublessor hereunder shall be due and payable upon the execution of any new lease.

     10.5 Any transferee of Sublessor's interest in this Sublease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessor under this Paragraph 10. Broker shall be deemed to be a third-party beneficiary of this paragraph 10.

11. Attorney's fees. If any party or the Broker named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the Court.

l2. Additional Provisions. [If there are no additional provisions, draw a line from this point to the next printed word after the space left here. If there are additional provisions place the same here.]


Addendum #1
Exhibit A - Site Plan
Exhibit B - Floor Plan
Exhibit C - Standard Lease Disclosure
Exhibit D - Agency Disclosure
Exhibit E - Arbitration of Disputes
Exhibit F - Right of First Refusal
Exhibit G - Non-Disturbance and Attornment Agreement
Exhibit H - Option to Extend
Exhibit I -

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE'S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

Executed at
           ---------------------------  ----------------------------------------
on         August 20, 1998             By /s/  Stan Mead, V.P. Finance
  ------------------------------------    --------------------------------------
address                                 By     Verticom, Inc.
       -------------------------------    --------------------------------------

--------------------------------------        "Sublessor" (Corporate Seal)

Executed at
           ---------------------------  ----------------------------------------
on         August 21, 1998              By /s/ Scott Wade
  ------------------------------------    --------------------------------------
address                                 By     AVE
       -------------------------------    --------------------------------------

--------------------------------------        "Sublessee" (Corporate Seal)

Executed at
           ---------------------------  ----------------------------------------
on         August 24, 1998
  ------------------------------------  ----------------------------------------
address                                 By /s/ John Hopkins
       -------------------------------    --------------------------------------

--------------------------------------        "Master Lessor" (Corporate Seal)



NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Flower St., Suite 600, Los Angeles, CA 90071. (213) 687-8777.

                                   ADDENDUM #1
                 To Lease dated August 10, 1998 by and between
  Sublessor Verticom, Inc., and Sublessee Arterial Vascular Engineering, Inc.,
                                herein called AVE

1.   Tenant Improvement Scope:

     The plans and specifications for the tenant improvements to be constructed in the Premises shall be subject to the prior approval of Master Lessor and Sublessor, which approval shall not be unreasonably withheld. Master Lessor and Sublessor to respond to Sublessee's request for approval of such plans and specifications within ten (10) days after the date they are submitted to them. Master Lessee and Sublessor approve items A & B below.

     Sublessee shall complete the following tenant improvements at its sole cost, with building permits.

     A. Construct a full height demising wall as required to separate the sublessee's premises from sublessor's. Said demising wall shall be finished from floor to t-bar ceiling with sheetrock, texture and painted on both sides with electrical service as shown on Exhibit B. Sublessor shall reimburse Sublessee for 31'6" of full height demising for storage area.

     B. HVAC duct work modifications providing individual thermostatic zones for Sublessee and Sublessor.

     C. Any tenant improvements within the area to be occupied by Sublessee to be installed by Sublessee. See Exhibit B Floor Plan.

     Sublessee to use its best efforts to install Tenant Improvements in a quality good workmanlike manner in accordance with approved plans and specification within sixty (60) days of acceptance hereof, and in accordance with all applicable laws, codes, regulations, statutes, and ordinances (including, without limitation, the Americans with Disabilities Act of 1990), free of defects and using new materials and equipment of good quality. Except in the case of force majeure, Sublessee's failure to complete the Tenant Improvements on or before November 1, 1998, shall not delay the Commencement Date.

     Sublessor shall inspect said premises within three (3) business days of completion to ascertain that Tenant Improvements have been installed in accordance with approved plans and specifications. Sublessor shall provide a "punch list" of items not in accordance with plans and specifications or not installed in a good workmanlike manner or not approved by the City. Sublessee shall have thirty (30) days to correct said punch list items.

     Sublessee  shall remove all mechanic's  liens,  and will satisfy all claims and meet all contract requirements with suppliers, contractors and employees arising out of said installation of improvements. Sublessee to have workers compensation and liability insurance with a minimum $1,000,000 per occurrence for said installation and to name Sublessor as an additional insured on the liability policy. Sublessee shall indemnify and hold harmless Sublessor for any claims, losses, damages, actions and causes of action which may be incurred as a result of the work performed or materials furnished in connection with the construction of the Tenant Improvements.

     Sublessor shall complete at their sole cost the tenant improvements with their own space, including double doors within storage area as shown on Exhibit B.

2.   Financial Information

     Sublessor and Master Lessor has reviewed and approved financial statements regarding Sublessee.

3.   Permits

     Sublessee will obtain a use permit and a wastewater discharge permit from the appropriate municipality within thirty (30) days of acceptance hereof. Sublessee shall use due diligence in pursuing such permits and pay all costs associated with them. Sublessee shall have the responsibility to maintain any use permits and to comply with all terms and conditions of said use permits during the term of this Lease. If Sublessee's application for a use permit is denied, Sublessor or Sublessee may declare this lease void, in which event all deposits and prepaid rent shall be returned to Sublessee. Throughout the sublease Term, Sublessee shall be responsible to obtain and maintain any other permits, licenses or authorizations which may be required by applicable laws, codes, regulations, statutes and ordinances in order to operate Sublessee's business in the Premises.

4.   Hazardous Waste

     Sublessee has provided Sublessor with its MSDS information. All Sublessee's chemicals shall be stored on site. Sublessor has reviewed and approved the use of these materials in the premises. The use of such materials and any other hazardous materials or substances shall be subject to the prior written consent of Master Lessor.

     Sublessor makes no representation or warranty regarding the physical condition of the Premises, which Sublessee agrees it is subleasing in its existing condition, "as is" except for the TRANE HVACC unit see Paragraph 18.

     Sublessee shall indemnify, defend with counsel reasonably acceptable to Sublessor and hold Sublessor harmless from and against any claim, remediation obligation, investigation obligation, liability, cause of action, penalty, attorneys' fees, consultant's costs, expense of damage owing or alleged to be owing with respect to any hazardous materials or substances present on or about the Premises or the soil, groundwater or surface water thereof which are caused by Sublessee, its employees, agents, contractors or invitees. Sublessee's representations, warranties and indemnification under this Sublease shall survive the expiration or earlier termination of this Sublease.

     Sublessor shall indemnify, defend with counsel reasonably acceptable to Sublessee and hold Sublessee harmless from and against any claim, remediation obligation, investigation obligation, liability, cause of action, penalty, attorneys' fees, counsultant's costs, expense of damage owing or alleged to be owing with respect to any hazardous materials or substances present on or about the Premises or the soil, groundwater or surface water thereof which are caused by Sublessor, its employees, agents, contractors or invitees. Sublessor's representations, warranties and indemnification under this Sublease shall survive the expiration or earlier termination of this Sublease.

     Sublessor has provided Sublessee with its MSDS information. All Sublessor's chemicals shall be stored within their space.

     Sublessee shall have the exclusive use of both Hazardous Material Sheds as identified in Exhibit A.

     Sublessee  and   Sublessor  are  aware  there  is  existing   ground  water
     contamination in the vicinity.

5.   Area Measurement:

     Sublessee   and   Sublessor  has  reviewed  and  approved  the  systemn  of
     measurement, the useable and rentable square footage of the subject premises.

6.   Associations and Expenses:

     Sublessee has reviewed and approved CC&R's, any common area association and budget, rules, expenses, and use conditions pertaining thereto.

7.   Rent:

     Sublessee shall pay the monthly base rent for the Premises in advance upon the Commencement Date and thereafter on the first day of each month of the term hereof directly to Master Lessor. Base rent for any period which is less than one month shall be a pro-rata portion of the monthly installment. The monthly base rental amount shall be as follows:

     Months 11/1/98 to 12/14/98              35,490 sf x $ .80 = $28,392
     Months 12/15/98 to 12/14/2001           CPI adjustment per paragraph 4.3
                                             of Master Lease
     Months 12/15/2001 to 10/31/2002         CPI adjustment per paragraph 4.3
                                             of Master Lease

     Also, Sublessee shall pay for its prorata share of common area charges as additional rent. Said payment shall be paid directly to Master Lessor. Additional rent was $70,396.74 for the calendar year 1997, which is estimated to be approximately 12 cents per square foot, payable on a monthly basis. Aforementioned rental payments and additional rent payments are subject to the terms stipulated in sections 4.1, 4.2, 4.3 and 4.4 of the Master Lease.

8.   Parking:

     Sublessee shall be entitled to the use of one hundred forty four (144) parking spaces on an unreserved basis free of charge in common.

9.   Signage:

     Sublessee and Sublessor agree Sublessee shall be entitled to install its lettering on the monument sign and main entrance door subject to any sign program regulations in the business park CC&R's and the City of Santa Rosa.

10.  Janitorial Services:

     Sublessor and Sublessee shall contract directly for their own janitorial service.

11.  Utilities:

     Sublessee shall contract for and pay directly the utility bill for gas and electric service and sewer and water. Sublessor shall pay Sublessee for its pro-rata share which shall be defined as 25% of the total amount. Sublessee shall provide Sublessor with a copy of any prorated expenses when submitting any invoice to Sublessor. If for any reason Sublessor's space is not occupied that the contribution for electric and gas will be reduced to 5% of total amount.

12.  Early Access:

     Upon full execution of the Sublease Agreement, Sublessee shall have access to portions of the sublet premises upon the schedule outlined on Exhibit I for the purpose of designing, demolishing and constructing improvements as well as for relocating existing operations. Accordingly, Sublessor shall vacate said portions of the sublet premises on the same schedule.

     In the event Sublessor fails to vacate portions of the sublet premises within two weeks of the scheduled dates established in Exhibit I, Sublessor shall pay Sublessee a penalty of $500.00 per day for each occurrence. Nothwithstanding the above and in the event Sublessor fails to vacate the entire sublet premises by October 31, 1998, then Sublessee's obligation to pay rent shall remain at the current rental rate ($12,500/month) on a daily basis until Sublessor vacates the sublet premises.

     Sublessee shall endeavor to minimize the impact of the construction work on Sublessor and shall install dust barriers around areas of demolition and construction. Sublessee reserves the right to construct temporary demising walls as indicated on Exhibit I.

13.  Telephone Room:

     Sublessee with reasonable notice shall allow Sublessor access and continued use of the telephone equipment room for Sublessor's existing equipment and alarm system.

14.  Option to Expand:

     With six (6) months prior written notice to Sublessor, Sublessee shall have an option to expand its premises after the 36th month, for the balance of the space presently occupied by Sublessor in the building at the same terms and conditions of the Master Lease. Sublessee shall only have the option to expand so long as Sublessee is not in default (beyond applicable cure periods) either at the time of the exercise or at any time thereafter until the commencement date with respect to the expansion space.

     Included as part of exercising its right to expand, Sublessee would assume the remaining term and conditions of the Master Lease. In addition, Sublessee will pay Sublessor the cost of unamortized tenant improvements that Sublessor has installed in the building at the start of this Sublease dated August 10, 1998. However in no event shall the tenant improvement cost exceed $150,000. Said costs shall be prorated over eighty six (86) months at one eighty-sixth per month. For example, $150,000 for 86 months is $1,744.19 each month. Sublessor will provide Sublessee with documentation to support its representation of the costs expended for its improvement work. The amount owing to Sublessor under this paragraph shall be delivered to Sublessor in one lump sum by no later than 30 days prior to the effective date of the expansion.

15.  Assignment and Subletting:

     Sublessee  shall be allowed to  sublease or assign  this  sublease  without
     Sublessor and/or Master Lessor's approval to any corporation which controls, or is controlled by or is under common control with Sublessee, or to any corporation resulting from the merger of or consolidation with Sublessee. In this event Master Lessor will not have the option to terminate the Master Lease under its paragraph 13.(d). In the event of a sublease or assignment to a third party, Sublessee shall obtain Sublessor and Master Lessor approval which shall not be unreasonably withheld. Master Lessor agrees to the above provided that the substituted Sublessee has equal or more net worth. By signing this Sublease, Master Lessor specifically agrees as follows: In the event worth. By signing this Sublease, Master Lessor specifically agrees as follows: In the event Sublessee requests the consent of the Master Lessor to a further subletting or assignment of the Premises, and if Master Lessor elects to terminate the Master Lease, such termination shall only apply to Sublessee's Premises. In such event the Master Lease would be terminated as to Sublessee's Premises but not as to Sublessor's remaining Premises.

16.  Existing Lease Agreement:

     Upon commencement of this Sublease dated August 10, 1998, the existing Sublease between Verticom, Inc., and Arterial Vascular Engineering, Inc., dated June 20, 1997 shall be mutually rescinded and become null and void, provided that any indemnities set forth in the existing Sublease relating to the period prior to the effective date of this Sublease shall survive the termination hereof.

17.  Maintenance, Repairs and Alterations:

     Section 7 of the Master Lease shall be modified to incorporate the following language. "Master Lessor shall be responsible for the costs associated with a) replacement of the roof membrane unless caused by negligence of Lessee or Sublessee, b) The Master Lessor will be responsible for the replacement of the base HVAC equipment if replacement is determined by a licensed mechanical engineering firm, c) Master Lessor shall not be responsible for any replacement of the HVAC equipment due to Sublessor or Sublessee's negligence.

18.  HVAC:

     Sublessee shall maintain and repair the HVAC, electrical systems, air compressors and the boiler after the sublease commencement date. Sublessor to repair the exterior TRANE HVAC unit (chiller) i.e., replace compressor, prior to sublease commencement. Sublessor shall pay up to $5,000 toward said cost to repair this unit. If the total cost exceeds $5,000, then both parties shall pay according to their prorata basis.

19.  Prorations:

     Sublessor shall pay to Sublessee for its pro rata share (25%) of any repair or maintenance costs to the base building including roof membrane or common area. Maintenance of HVAC shall be primarily conducted by Sublessee's employees; however, major servicing i.e., equipment failure will be conducted by third party vendors. Sublessor shall pay for its pro rata share of the cost of the services provided by said third party vendors.
     Repairs over $2,000.00 of base building, common area, HVAC or roof maintenance shall be approved by both Sublessor and Sublessee prior to work. Sublessee shall provide Sublessor with a copy of any prorated expenses, when submitting any invoice to Sublessor.

20. Notwithstanding anything herein to the contrary, Sublessor shall not be deemed to have assumed any obligations of Master Lessor under the Master Lease (including work, services, repairs, restorations, provision of insurance or the performance of any other obligation of Master Lessor under the Master Lease), none of which shall be the obligation of Sublessor. Such obligations of the Master Lessor shall include, without limitation, the obligations of "Landord" under Articles 7.1, 8.2, 9.2, 9.2, 9.3, and 15.

Exhibit A:      Site Plan
Exhibit B:      Floor Plan
Exhibit C:      Standard Lease Disclosure Addendum
Exhibit D:      Agency Disclosure
Exhibit E:      Arbitration for Lease
Exhibit F:      Right of First Refusal
Exhibit G:      Non-Disturbance and Attornment Agreement
Exhibit H:      Option to Extend
Exhibit I:

Agreed by:   Sublessee:     /s/ Scott Wade                Date:  8/21/88
                           --------------------------           --------------

Agreed by:   Sublessor:     /s/ Stan Mead                 Date:  8/20/98
                           --------------------------           --------------

Agreed by:   Master Lessor: /s/ John Hopkins              Date:  8/24/98
                           --------------------------           --------------

                                    EXHIBIT A

                                    SITE PLAN

                                [GRAPHIC OMITTED]

                                   EXHIBIT B

                                   FLOOR PLAN


                               [GRAPHIC OMITTED]

                                    EXHIBIT C

                       STANDARD LEASE DISCLOSURE ADDENDUM

Notice to Owners, Buyers and Tenants Regarding Hazardous Waste or Substances and Underground Storage Tanks

Comprehensive federal and state laws and regulations have been enacted in the the last few years in an effort to develop controls over the use, storage, handling, cleanup, removal and disposal of hazardous wastes or substances. Some of these laws and regulations, such as, for example, the so-called "Super Fund Act", provide for broad liability schemes wherein an owner, tenant or other user of the property may be liable for cleanup costs and damages regardless of fault. Other laws and regulations set standards for the handling of asbestos or establish requirements for the use, modification, abandonment, or closing of underground storage tanks.

It is not practical or possible to list all such laws and regulations in this Notice. Therefore, lessors and lessees are urged to consult legal counsel to determine their respective rights and liabilities with respect to the issues described in this Notice as well as other aspects of the proposed transaction. If various materials that have been or may be in the future determined to be toxic, hazardous or undesirable, or are going to be used, stored, handled or disposed of on the property, or if the property has or may have underground storage tanks for storage of such hazardous materials, or that such materials may be in the equipment, improvements or soil, it is essential that legal and technical advice be obtained to determine, among other things, what permits and approvals have been or may be required, if any, the estimated costs and expenses associated with the use, storage, handling, cleanup, removal or disposal of the hazardous wastes or substances and what contractual provisions and protection are necessary or desirable. It may also be important to obtain expert assistance for site investigations and building inspections. The past uses of the property may provide valuable information as to the likelihood of hazardous wastes or substances, or underground storage tanks being on the property.

The term "hazardous wastes or substances" is used in this Notice in its very broadest sense and includes, but is not limited to, all those listed under Proposition 65, petroleum base products, paints and solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammmonium compounds, asbestos, PCBs and other chemical products. Hazardous wastes or substances and underground storage tanks may be present on all types of real property. This Notice is, therefore, meant to apply to any transaction involving any type of real property, whether improved or unimproved.

Although Keegan & Coppin Co., Inc. or its salespeople, will disclose any knowledge it actually possesses with respect to the existence of hazardous wastes or substances, or underground storage tanks on the property, Keegan & Coppin Co., Inc. has not made investigations or obtained reports regarding the subject matter of this Notice, except as may be described in a separate written document, studies or investigation by experts. Therefore, unless there are additional documents or studies attached to this notice, lease or contract, this will serve as notification that Keegan & Coppin Co., Inc. or its salespeople make no representation regarding the existence or non-existence of hazardous wastes or substances, or underground storage tanks on the property. You should contact a professional, such as a civil engineer, geologist, industrial hygienist or other persons with experience in these matters to advise you concerning the property.

Americans with Disabilities Act (ADA)

On July 26, 1991, the federal legislation known as the Americans with Disabilities Act (ADA) was signed into law by President Bush. The purpose of the ADA is to integrate persons with disabilities into the economic and social mainstream of American life. Title III of the ADA applies to Lessors and Lessees of "places of public accommodation" and "commercial facilities", and requires that places of public accommodation undertake "readily achievable" removal of communication and access barriers to the disabled. This requirement of Title III of the ADA is effective January 26, 1992.

It is important that building owners identify and undertake "readily achievable" removal of any such barriers in the common areas, sidewalks, parking lots and other areas of the building under their control.

The lessor and lessee is responsible for compliance with ADA relating to removal of barriers within the workplace i.e., arrangement of interior furnishings and access within the premises, and any improvements installed by lessor and lessee.

Keegan & Coppin Company, Inc. recommends that both parties seek expert advice regarding the implications of the Act as it affects this agreement.

Alquist-Priolo:

"The property which is the subject of this contract may be situated in a Special Study Zone as designated under the Alquist-Priolo Geologic Hazard Act, Sections 2621-2625, inclusive, of the Caifornia Public Resources Code; and, as such, the construction or development on this property of any structure for human occupancy may be subject to the findings of geologic report prepared by a geologist registered in the State of California, unless such report is waived by the City or County under the terms of that act. No representations on the subject are made by the lessor or agent, and the lessee should make his own inquiry or investigation".

Flood Hazard Area Disclosure:

The subject property may be situated in a "Special Flood Hazard Area" as set forth on a Federal Emergency Management Agency (FEMA) "Flood Insurance Rate Map"
(FIRM) or "Flood Hazard Boundary Map" (FHBM). The law provides that, as a condition of obtaining financing on most structures located in a "Special Floods Hazard Area", lender requires flood insurance where the property or its attachments are security for a loan. Lessee should consult with experts concerning the possible risk of flooding.


     Acknowledgment:

     Lessee: /s/ Scott Wade                      Date:           8/21/98
             ------------------------                          ------------

     Lessor: /s/ Stan Mead                       Date:           8/20/98
             ------------------------                          ------------

                                   EXHIBIT D

                          LEASING DISCLOSURE REGARDING
                         REAL ESTATE AGENCY RELATIONSHIP

When you enter into a discussion with a real estate agent regarding a real estate transaction, you should from the outset understand what type of agency relationship or representation you wish to have with the agent in the transaction.
                                SUBLESSOR'S AGENT
A Sublessor's agent under a listing agreement with the Sublessor acts as the agent for the Sublessor. A Sublessor's agent or a subagent of that agent has the following affirmative obligations:
To the Sublessor:
(a) A fiduciary duty of utmost care, integrity, honesty and loyalty in dealing with the Sublessor.
To the Sublessee and the Sublessor:
(a) Diligent exercise of reasonable skill and care in performance of the agent's duties.
{b) A duty of honest and fair dealing and good faith.
(c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties.

An agent is not obligated to reveal to either party any confidential information obtained from the other party which does not involve the affirmative duties set forth above.
                               SUBLESSEE'S AGENT
A Sublessee's agent can, with a Sublessee's consent, agree to act as agent for the Sublessee only. In these situations, the agent is not the Sublessor's agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Sublessor. An agent acting only for a Sublessee has the following affirmative obligations.
To the Sublessee:
(a) A fiduciary duty of utmost care, integrity, honesty and loyalty in dealings with the Sublessee.
To the Sublessee and the Sublessor:
(a) Diligent exercise of reasonable skill and care in performance of the agent's duties.
(b) A duty of honest and fair dealing and good faith.
(c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties.

An agent is not obligated to reveal to either party any confidential information obtained from the other party which does not involve the affirmative duties set forth above.
                 AGENT REPRESENTING BOTH SUBLESSOR AND SUBLESSEE
A real estate agent, either acting directly or through one or more associate licensees, can legally be the agent of both the Sublessor and the Sublessee in a transaction, but only with the knowledge and consent of both the Sublessor and the Sublessee.

In a dual agency situation, the agent has the following affirmative obligations to both the Sublessor and the Sublessee.

(a) A fiduciary duty of utmost care, integrity, honest and loyalty in the dealings with either Sublessor or Sublessee.
(b) Other duties to the Sublessor and the Sublessee as stated above in their respective sections.

In representing both Sublessor and Sublessee, the agent may not, without the express permission of the respective party, disclose to the other party that the Sublessor will accept a rent less than the listed rent or that the Sublessee will pay a rent greater than the rent offered.

The above duties of the agent in a real estate transaction do not relieve a Sublessor or Sublessee from the responsibility to protect their own interests. You should carefully read all agreements to assure that they adequately express your understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

You should read its contents each time it is presented to you, considering the relationship between you and the real estate agent in your specific transaction.

We acknowledge receipt of a copy of this disclosure.

Sublessor /s/ Stan Mead                                     Date 8/20/98
          -----------------------------                          ---------------
Sublessee /s/ Scott Wade                                    Date 8/21/98
          -----------------------------                          ---------------
================================================================================
                    SIGN BELOW TO AUTHORIZE TYPE OF AGENCY

Keegan & Coppin Company, Inc., is the agent of (check one).
(Name of Listing Agent)
     The Sublessor exclusively; or
-----
  X  Both the Sublessee and Sublessor
-----

CONFIRMED AND AUTHORIZED:

Sublessor /s/ Stan Mead                                      Date 8/20/98
          -----------------------------                          ---------------
Sublessor                                                    Date
          -----------------------------                          ---------------

Agent                                            By          Date
     -----------------------------------------     --------      ---------------
--------------------------------------------------------------------------------
Keegan & Coppin Company, Inc., is the agent of (check one):
(Name of Sublessee's agent)
     The Sublessee exclusively; or
-----
     The Sublessor exclusively; or
-----
  X  Both the Sublessee and Sublessor
-----

CONFIRMED AND AUTHORIZED:

Sublessee /s/ Scott Wade                           Date 8/21/98
          -----------------------------                ---------------
Sublessee                                          Date
          -----------------------------                ---------------

Agent                                            By          Date
     -----------------------------------------     --------      ---------------

                                   EXHIBIT E

                            ARBITRATION OF DISPUTES

                                   FOR LEASE

Any dispute or claim in law or equity arising out of this contract or any resulting transaction shall be decided by neutral binding arbitration in accordance with the rules of the American Arbitration Association, and not by court action except as provided by California law for judicial review of arbitration proceedings. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties shall have the right to discovery in accordance with Code of Civil Procedure Section 1283.05. The following matters are excluded from arbitration hereunder: (a) a judicial or non-judicial foreclosure or other action or proceeding to enforce a deed of trust, mortgage, or real property sales contract as defined in Civil Code Section 2985, (b) an unlawful detainer action, (c) the filing or enforcement of a mechanic's lien, (d) any matter which is within the jurisdiction of a probate court, or small claims court, or an action for bodily injury or wrongful death, or for latent or patent defects to which Code of Civil Procedure Section 337.1 or Section 337.15 applies. The filing of a judicial action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies, shall not constitute a waiver of the right to arbitrate under this provision.

Any dispute or claim by or against broker(s) and/or associate licensee(s) participating in this transaction shall be submitted to arbitration consistent with the provision above only if the broker(s) and/or associate licensee(s) making the claim or against whom the claim is made shall have agreed to submit it to arbitration consistent with this provision.


"NOTICE: BY INITIALLING IN THE SPACE BELOW, YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW, AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN COURT OR JURY TRIAL. BY INITIALLING IN THE SPACE BELOW, YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY."


"WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION."

(    )  (/s/ SW)  Lessee agrees            (    )  (    ) Lessee does not agrees
 ----    -------                            ----    ----
(    )  (/s/ SM)  Lessor agrees            (    )  (    ) Lessor does not agrees
 ----    -------                            ----    ----
(    )  (      )  Lessee's Broker agrees
 ----    -------
(    )  (      )  Lessor's Broker agrees
 ----    -------